                                                                   EXHIBIT 10.10

                           SHARE PURCHASE AGREEMENT
                           ------------------------


THIS AGREEMENT is entered into as of March 28, 1996 between:


- ACTUATE SOFTWARE CORPORATION, a corporation existing under the laws of the State of California, having its principal office at 999 Baker Way, Suite 330, San Mateo, California 94404, U.S.A. ("ACTUATE");


                                      AND


- SCHRODER VENTURES FRENCH ENTERPRISE FUND L.P.1, a limited partnership organized under the laws of the State of Delaware (U.S.A.), having its principal office at 787 Seventh Avenue, New York, N.Y. 10019 ("SVFEF US"),

- SCHRODER VENTURES FRENCH ENTERPRISE FUND UKLP, a limited partnership organized under the laws of England, having its principal office at 120 Cheapside, London EC2V 6DS ("SVFEF UK"),

- SUK VFIV NOMINEES LIMITED, as nominee for Schroder U.K. Venture Fund IV LP 1, Schroder U.K. Venture Fund IV LP 2, and Schroder U.K. Venture Fund IV Trust, a Guernsey limited liability company, having its principal office at P.O. Box 71, Arnold House, St. Julians Avenue, St. Peter Port, Guernsey, Channel Islands ("SUK VFIV"),

- Michael BERMAN, an English national, residing at 19 Moreton Place, Pimlico, London SW1 V2 NL ("BERMAN"),

- Pierre BRAUDE, an American national, residing at 37, rue Chauveau, 92200 Neuilly, France ("BRAUDE"),


- Patrick CHANCERELLE, a French national, residing at 34 rue du Professeur Guyon, 78430 Louveciennes, France ("CHANCERELLE"), and

- Gilles VLIEGEN, a French national, residing at 3, rue Eugene Labiche, 75116 Paris, France ("VLIEGEN"),

(SVFEF US, SVFEF UK, SUK VFIV, BERMAN, BRAUDE, CHANCERELLE and VLIEGEN are collectively referred to as the "SHAREHOLDERS");


                                      AND


- TELEPHUS VASTGOED B.V., a Dutch Besloten Vennootschap, existing under the laws of the Netherlands, having its principal office at De Boelelaan 7, 1083 HJ Amsterdam, the Netherlands (the "B.V.").

  WHEREAS, the Shareholders will become the shareholders of the B.V., which will hold all or virtually all of the shares of operating companies to be formed in France and England (collectively, the "Operating Companies") for the purpose of producing, marketing, selling and supporting ACTUATE software products under license from ACTUATE; and

  WHEREAS, the Shareholders agree that ACTUATE shall have a right of first refusal to purchase the shares of the B.V. on the terms and conditions specified herein.

  NOW, THEREFORE, the parties hereto agree as follows:

A.   ACTUATE B.V.
     ------------

     1.  ACTUATE B.V.
         ------------

     The B.V. holding company shall be called "Actuate B.V." and it shall hold all, or virtually all, of the shares of each Operating Company.

     2.   THE SHAREHOLDERS
          ----------------

     Each Shareholder signs this Agreement individually, and there shall be no joint and several liability or entitlement among the Shareholders.

     3.   THE BASIC AGREEMENT
          -------------------

     ACTUATE and Actuate B.V. shall enter into a basic agreement, dated the same date as this Agreement, relating to the formation and operations of the Operating Companies, a copy of which is attached as ANNEX 1 (the "Basic Agreement"). Unless otherwise defined herein, the terms used herein shall have the same meaning as in the Basic Agreement, but the Basic Agreement shall not be considered as a part of this Agreement.


B.   THE SALE OF THE SHARES OF ACTUATE B.V.
     -------------------------------------


     1.   GENERAL
          -------

     1.1 Except as otherwise provided herein, if the Shareholders desire to sell any of the shares of Actuate B.V., then ACTUATE shall have the right of first refusal with respect to such shares, as further provided in this Section B; provided, however, that any transfer of shares of Actuate B.V. among the Shareholders, to any entities advised, owned or managed by the Schroder group or to any new manager which is added to the management group of BERMAN, BRAUDE, CHANCERELLE and VLIEGEN shall be excluded from the scope of this Agreement (collectively, "Internal Transfers").

     1.2 The Shareholders agree that they shall consult with ACTUATE in relation to any Internal Transfers of Shares, in order to try to take into account the impact of pooling of interest accounting principles; provided, however, that Shareholders shall be under no obligation to modify any Internal Transfer.

     1.3 The Shareholders agree that no one Shareholder shall hold at any time more than 50% of the shares of Actuate B.V.

     1.4 The Shareholders may at any time notify ACTUATE of their decision to sell all of the shares of Actuate B.V. (the "Shares" and the "Shareholders' Notice"), and ACTUATE shall notify the Shareholders within five days of the Shareholders' Notice whether it shall exercise its right of first refusal to purchase the Shares, at a purchase price equal to the consolidated net asset value of Actuate B.V. as of the end of the month preceding the Shareholders Notice. If ACTUATE 'decides to purchase the Shares, it shall pay such purchase price to the Shareholders in cash within 30 days of the Shareholders Notice. However, if the conditions of either Sections B.2.1 or B.4.1 have occurred, then any purchase of the Shares shall be made pursuant to the terms of those sections (including but not limited to the determination of the Purchase Price), and this Section B.1.3 shall become inapplicable to the sale.

     2.   ACTUATE BECOMES A PUBLICLY HELD COMPANY
          ---------------------------------------

     2.1 If ACTUATE becomes a publicly held company, either through the offering of the shares of common stock of ACTUATE on a recognized U.S. stock exchange or through the acquisition of ACTUATE by, or its merger with, such a publicly quoted company, then at any time after the expiration of six months from the date of such event, the Shareholders may notify ACTUATE of their desire to sell the Shares, and ACTUATE shall notify the Shareholders within five days of the Shareholders' Notice whether it shall exercise its right of first refusal to purchase the Shares.

     2.2 If ACTUATE notifies its decision to purchase the Shares, then it shall, within 30 days of Shareholders' Notice, either: (i) pay the full Purchase Price for the Shares (as defined in Section B.2.3 below) in cash by wire transfer of funds to the hank accounts indicated by the Shareholders; or (ii) deliver a written irrevocable commitment to pay the Purchase Price by the delivery of shares of common stock of ACTUATE or its successor in accordance with Section B.2.5 below, and to carry out all formalities necessary for such delivery as expeditiously as possible, but in no event to exceed three months from the Shareholders' Notice. The date of payment in cash, or the date of the delivery of the share certificates is referred to as the "Purchase Completion Date".

     2.3 The "Purchase Price" for the Shares is to be determined the basis of on the last full month prior to the date of the Shareholders' Notice. The "Purchase Price" is defined as the sum of:

     (i) the consolidated revenues of Actuate B.V. during the 12-month period ending with the last full month prior to the Shareholders' Notice, which revenues shall include service revenues, of each Operating Company; provided, however, that service revenues, other than support, hotline and maintenance revenues, which exceed 15% of the total revenues of any Operating Company shall be excluded;

     (ii) the consolidated net assets of Actuate B.V. as of the end of such month;

     (iii) in the event that ACTUATE has signed software license agreements with any party other than value-added resellers (as defined in the license agreement to be entered into between ACTUATE and each Operating Company (the "License Agreement")) for the sale of software products in the Territory of any Operating Company, then one of the following amounts:

           - If ACTUATE's remuneration from such an agreement is on a lump sum basis, the amount equal to that portion of such lump sum which is allocated or allocable to operations in the Territory of any Operating Company for the period of twelve full calendar months immediately preceding the Shareholders' Notice; or
                                                           --

           - If ACTUATE's remuneration is on a unit sale basis, 50% of the revenues received by ACTUATE from sales of the software products in the Territory of any Operating Company during the period of twelve full calendar months immediately preceding the Shareholders' Notice; and

     (iv) an amount equal to the outstanding balances of the Shareholders' loans which amount shall be used to reimburse such loans so that at the Purchase Completion Date there will be no outstanding Shareholders' loans.

     2.4 The Purchase Price shall be calculated and paid by ACTUATE in U.S. dollars at the exchange rates between the currencies of the Operating Companies,

Actuate B.V. and the U.S. dollar quoted in the Wall Street Journal in Paris for
                                               -------------------
the last business day of the month preceding the Shareholders' Notice.

     2.5 If ACTUATE is publicly held at the date of the Shareholders' Notice, then ACTUATE, at its sole option, may indicate in its notice to purchase the Shares that it will pay the Purchase Price by delivery of registered shares of common stock of ACTUATE (or of the public company which acquires or merges with it). The parties agree that such shares of stock will be subject to the minimum restrictions on transferability allowable in accordance with applicable U.S. and state securities laws and pooling of interest accounting principles, and Actuate agrees to keep current the registration of its shares. The number of shares of stock so delivered to the Shareholders shall be determined on the basis of the average closing price of such shares over the five consecutive trading days immediately preceding the Shareholders' Notice.

     3.    NON-EXERCISE OF ACTUATE'S RIGHT OF FIRST REFUSAL
           ------------------------------------------------

     If at any time ACTUATE elects not to exercise its right of first refusal following Shareholders' Notice given under Section 2.1, 4.1 or 5.2 hereof, or it does not respond to the Shareholders' Notice within the contractual periods specified therein, or it fails to pay the full Purchase Price for the Shares within the time period specified therein, then the following shall occur automatically, without the need for further notice, as of the expiration of the applicable period:

     (i) The Royalty Rate (as defined in Section 3.g of the Basic Agreement and as further detailed in each License Agreement) applicable to the sale of the ACTUATE software products by each Operating Company shall be reduced to zero;

     (ii) The license granted pursuant to each License Agreement between ACTUATE and an Operating Company to produce, market, sell and support the Products shall be converted to an exclusive, perpetual license;

     (iii) Any requirements in the License Agreements which relate to minimum staffing levels for the Operating Companies shall terminate;

     (iv) The Shareholders shall have the right to sell any or all of the Shares of Actuate B.V. to a third party, and Actuate B.V. shall have the right to sell any or all of the shares which it holds in any Operating Company to a third party;

     (v) ACTUATE shall no longer have the right of first refusal for the purchase of the Shares as defined in Section B.1.1, nor the right to increase the Royalty Rate as specified in Section B.5 below;

     (vi) Each Operating Company shall have the right to deal in and distribute products other than those produced by ACTUATE, without obtaining the latter's written approval, and shall not be obligated to continue to sell ACTUATE software products.

     (vii) ACTUATE shall pay to Actuate B.V. 100% of any revenues received by it from the sales of any of its software products installed in the Territory of any Operating Company, and ACTUATE shall not enter into any new agreements or arrangements for the sale of any of its software products in such Territories.

The parties agree that the provisions of this Section B.3 which pertain to the License Agreement shall be included as specific provisions in each License Agreement.

     4.    ACTUATE IS NOT PUBLICLY HELD
           ----------------------------

     4.1   Upon the occurrence of one of the following:

     (i)   1 January 2001;

     (ii) A change in the shareholding of ACTUATE, with the result that more than 50% of the shares of common stock of ACTUATE, on a fully converted basis, are held by shareholders who are not shareholders of ACTUATE on the date hereof;

then the Shareholders may at any time notify ACTUATE of their decision to sell the Shares, and ACTUATE shall notify the Shareholders within five days of the Shareholders' Notice whether it shall exercise its right of first refusal to purchase all of the Shares. If ACTUATE decides to purchase the Shares, it shall pay the Purchase Price as defined in Sections B.2.3 and B.2.4 above in cash pursuant to
                                                            -------
one of the following procedures, at its sole election: (i) payment of the full Purchase Price within 30 days of Shareholders' Notice; or (ii) partial monthly payments out of the royalty revenues received by it from the Operating Companies as provided in Section B.4.2 below, provided, however, that all such amounts which are not paid within 30 days of the Shareholders' Notice shall be subject to interest at the rate of 20% per annum (to the extent permitted by law). The parties agree that ACTUATE may pay the totality of any unpaid balance of the Purchase Price at any time.

     4.2 Payment of the Purchase Price in partial monthly payments shall be made as follows: On a monthly basis one-half of the royalties due to ACTUATE pursuant to Section 3.g of the Basic Agreement, less one-half of the revenues received by ACTUATE from the sales of any of its products in the respective Territory of any Operating Company, shall be paid to ACTUATE. The remainder of the royalties not paid to Actuate shall be paid into an escrow account and disbursed on ACTUATE's behalf to the Shareholders as part of the Purchase Price. In no event shall the total of the payments received by the Shareholders in any one month exceed 100% of the royalties for such month. ACTUATE hereby gives an irrevocable delegation and authorization to each of the Operating Companies to pay such royalties as indicated in this paragraph.

     4.3 If ACTUATE elects not to purchase the Shares, then the provisions of Section B.3 shall apply.

     5.   ACTUATE'S RIGHT TO INCREASE THE ROYALTY RATE
          --------------------------------------------

     5.1 ACTUATE shall have the right to increase the Royalty Rate as defined in Section 3.g of the Basic Agreement from 50% to 100% and to terminate the exclusivity provisions related to the sale of ACTUATE software products as described in Section 3.a of the Basic Agreement, upon notice to the Shareholders.

     5.2 Within five days of ACTUATE's notice to the Shareholders of the exercise of its rights under Section B.5.1, the Shareholders may give written notice to ACTUATE of their intention to sell all of the Shares of Actuate B.V., and within five days of Shareholders' Notice, ACTUATE shall notify Shareholders whether it shall exercise its right of first refusal to purchase all of the Shares at the Purchase Price specified in Section B.5.3 below. If ACTUATE elects to purchase the Shares, then the provisions of Section B.2.4 and B.2.5 shall apply thereto. If ACTUATE elects not to purchase the Shares, then the provisions of Section B.3 above shall apply, and the right to increase the Royalty Rate and to terminate the exclusivity provisions under Section B.5.1 shall terminate, without the implementation of the terms thereof.

     5.3 If ACTUATE elects to purchase the Shares, then the Purchase Price of the Shares shall be determined as follows:

     (i) Until 1 July 1999, and provided that the provisions of Section B.5.3.(iii) are not applicable, the Purchase Price shall be equal to the greater of: (i) the Purchase Price as calculated in Section B.2.3 above; or (ii) the amount equal to five times the "Investment" in the Actuate project. Such "Investment" is defined as the total of (I) the equity capital of Actuate B.V.; and (II) the consolidated shareholder loans made to the Operating Companies and Actuate B.V. by the Shareholders.

     (ii) After 1 July 1999, and provided that the provisions of Section B.5.3.(iii) are not applicable, then the Purchase Price shall be calculated in accordance with Section B.2.3 above.

     (iii) If any royalties due under Section 3.g of the Basic Agreement have ever remained unpaid for more than three consecutive months, then the Purchase Price shall be equal to 80% of the Purchase Price as defined in Section B.2.3 above. In return, ACTUATE agrees not to put the Operating Company which has defaulted on the royalty payments into bankruptcy, receivership or other similar proceedings.

C.   MISCELLANEOUS
     -------------

     1.    TERM
           ----

     This Agreement shall continue in full force and effect until December 31, 2002, unless automatically terminated upon the occurrence of any of the following events: (i) ACTUATE has purchased all of the shares of Actuate B.V., or (ii) ACTUATE or Actuate B.V. files, or has filed against it, any bankruptcy, reorganization or other similar proceedings; provided however that Sections B.2.2, B.2.3, B.2.5, B.3 and
B.4 hereof shall survive the termination of this Agreement.

     2.   DISSOLUTION OF ACTUATE B.V.
          --------------------------

     Unless such procedure would violate the provisions of applicable law, the Shareholders, if they desire to dissolve Actuate B.V., shall first notify their intention to ACTUATE, which may within five days of the receipt of such notice, notify the Shareholders of its decision to purchase all the shares of Actuate B.V. for $1.00, payment to be made within ten days thereafter. Failing such notice from ACTUATE or payment of the purchase price within the specified periods, then the Shareholders shall be entitled to dissolve Actuate B.V. as they choose.

     3.  CONFIDENTIALITY
         ---------------

     Except as otherwise required by applicable law, each party shall keep strictly confidential all documents, data and information obtained during the term of this Agreement.

     4.   ENTIRE AGREEMENT; MODIFICATIONS
          -------------------------------

     4.1. This Agreement constitutes the entire agreement of the parties and supersedes and annuls all prior agreements or understandings with respect to the subject matter hereof, whether written or oral, including but not limited to drafts of the letter of intent; provided, however, that the Basic Agreement shall not be affected hereby.

     4.2. No part of this Agreement may be modified, amended or waived except in writing signed by all parties.

     5.   SEVERABILITY
          ------------

     If any provision of this Agreement proves to be invalid or otherwise unenforceable, the remainder of this Agreement shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

     6.   ASSIGNMENT
          ----------

     Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, except that any of the Shareholders may assign this Agreement to any of the other Shareholders, to any other entity advised, managed or owned by the Schroder group, or to any new "manager". This Agreement shall be binding on, and inure to the benefit of, any permitted successors and assigns of any party, provided that any new "manager" signs this Agreement.

     7.   NOTICES
          -------

     Any notice or other communication hereunder shall be deemed given when sent by registered mail, return receipt requested, by courier or by telefax to the other parties as the address indicated above or as otherwise notified. All parties agree to send a copy of any notice hereunder, for information purposes only, to Schroder Venture Advisors, 20 Southampton Street, London W2CE 7QG (attn: partnership secretary).

     8.   DISPUTES; GOVERNING LAW
          -----------------------

     8.1 Any disputes arising between the parties concerning the determination of the amount of the royalties or of the Purchase Price shall be referred to and finally settled by one of the major international accounting firms, which is not the customary accountant or auditor of any of the parties, to be mutually determined by the parties within five days of notice sent by any of them. The accounting firm selected shall have the right to audit accounts, if necessary, and shall present its written report to the parties within 45 days of receipt of its mission. During such period the obligation to pay the disputed royalty or Purchase Price shall be suspended. The expenses of such expert shall be shared equally between ACTUATE and the Shareholders.

     8.2 This Agreement shall be governed by, construed and enforced in accordance with the laws of the Netherlands, and Amsterdam district courts shall have exclusive jurisdiction over any disputes arising in connection with this Agreement, other than disputes covered by Section 8.1.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date written above.

SCHRODER VENTURES FRENCH                ACTUATE SOFTWARE
ENTERPRISE FUND L.P.1                   CORPORATION

By: /s/ Ivor O'Mahony                   By: /s/ Nico Nierenberg, CEO
    -----------------------                 ------------------------
    Ivor O'Mahony                           Nico Nierenberg, CEO


SCHRODER VENTURES FRENCH                TELEPHUS VASTGOED B.V.
ENTERPRISE FUND UKLP

By: /s/ Ivor O'Mahony                   By: [SIGNATURE ILLEGIBLE]
    -----------------------                 ------------------------
    Ivor O'Mahony

SUK VFIV NOMINEES LIMITED


By: /s/ Ivor O'Mahony
    -----------------------
    Ivor O'Mahony

MICHAEL BERMAN

/s/ Michael Berman
---------------------------


PIERRE BRAUDE

/s/ Pierre Braude
---------------------------


PATRICK CHANCERELLE

/s/ Patrick Chancerelle
---------------------------

GILLES VLIEGEN

/s/ Gilles Vliegen
---------------------------

                                LIST OF ANNEXES
                                ---------------

ANNEX 1 - Basic Agreement between ACTUATE and Actuate B.V.

                                 AMENDMENT No 1
                                 --------------
                                       TO
                                       --
                            SHARE PURCHASE AGREEMENT
                            -------------------------

THIS AMENDMENT to the Share Purchase Agreement is entered into as of 25 September 1997 among the following parties:

  SCHRODER VENTURES FRENCH ENTERPRISE FUND L.P.1, a Delaware limited partnership, having its principal office at 787 Seventh Avenue, new-York, N.U. 10019 ("SVFEF US");

  SCHRODER VENTURES FRENCH ENTERPRISE FUND UKLP, and English limited partnership, having its principal office at 120 Cheapside, London EC2V 6DS ("SVFEF UK"),

  SUK VFIV NOMINEES LIMITED (as nominee for Schroder U.K. Venture Fund IV LP1, Schroder U.K. Venture Fund IV LP2 and Schroder U.K. Venture Fund Trust), a Guernsey limited liability company, having its principal office at P.O. Box 71, Arnold House, St. Julian's Avenue, St. Peter Port, Guernsey, Channel island ("SUK VFIV"),

  Michael BERMAN, an English national, residing at 14, Caroline Terrace, London SW1W 8JS, United Kingdom ("BERMAN"),

  Pierre BRAUDE, an American national, residing at 37, rue Chauveau, 92200 Neuilly Sur Seine, France ("BRAUDE "),

  Patrick CHANCERELLE, a French national, residing at 34, rue du Professeur Guyon, 78430 Louveciennes, France ("CHANCERELLE"), and

  Gilles VLIEGEN, a French national, residing at 3, rue Eugene Labiche, 75116 Paris, France ("VLIEGEN"),

  (SVFEF, SVFEF UK, SUK VFIV, Berman, Braude, Chancerelle and Vliegen are collectively referred to as "SHAREHOLDERS);

                                      AND

  ACTUATE HOLDING B.V., a Dutch Besloten Vennootschap, having its principal office De Boelelaan 7, 1983 HJ Amsterdam, The Netherlands ("Actuate B.V."),

                                      AND

  ACTUATE SOFTWARE CORPORATION, a California corporation, having its principal office at 999 Baker Way, Suite 330, San Mateo, California 94404 ("Actuate").

  (Shareholders, Actuate B.V., and Actuate are collectively referred to as the "Parties");

WHEREAS, the Parties entered into the Share Purchase Agreement as of March 28, 1996 (the "AGREEMENT"), concerning the terms and conditions applicable to the sale of the shares of Actuate B.V. to Actuate;

Whereas, the Parties desire to make certain modifications to tile Agreement in connection with the addition of a fifth member of the management group and the formation of a German Operating Company.

NOW, THEREFORE, the Parties agrees as follows:

1.   ADDITION OF FERRIER
     -------------------

1.1 The Parties agree that Mr. Andrew Ferrier ("FERRIER") shall become a new manager added to the management group of Berman, Braude, Chancerelle and Vliegen within the terms of Section B.1.1. of the Agreement. As from the effective date defined in Section 1.2, Ferrier shall become a Shareholder and a Party to the Agreement and of this Amendment No l.

1.2 This Amendment No 1 shall come into effect upon the later to occur of (i) Ferrier's signature of the acceptance letter substantially in the form of Annex 1 hereto, and (ii) the registration of the four notarial deeds to transfer four class B shares of Actuate B.V. to Ferrier.

2.   GERMAN OPERATING COMPANY
     ------------------------

The Parties agree that Actuate B.V. shall form an operating company in Germany (the "German Operating Company"). Due to the fact that the German Operating Company will be formed significantly after the French and English operating companies, the Parties agree that the valuation rules for purposes of determining the Purchase Price of the Shares of Actuate B.V. (as those terms are defined in the Agreement) shall be modified. The following shall therefore be added as sections B.2.3 (v), B.2.3(vi), B.2.3(vii) to the section B.2.3. of the Agreement.

     B.2.3 (v). in the event that the Shareholders' Notice of their decision to sell all the shares of ACTUATE B.V. is given pursuant to section B.5.2, between 1 July 1999 and 31 December 1999, an amount equal to the "German Investment". The German Investment is defined as the total of (i) the equity capital of the German Operating Company; and (ii) the outstanding loans made by ACTUATE B.V. to the German Operating Company, provided that Shareholders will limit their investment in Germany to what is needed for working capital purposes. It is agreed between Actuate and Actuate B.V. that should the German investment exceed U.S $1.500.000, Actuate in no event shall be required to pay more than U.S $ 1.500.000 under this section B.2.3(v).

     B.2.3 (vi). in the event that the Shareholders' Notice of their decision to sell all the shares of ACTUATE B.V. is given because of the acquisition of ACTUATE by, or its merger with, a publicly quoted company, pursuant to sections B.2.1 and B.2.2 between 1 July 1999 and 17 July 1999, an amount equal to the "German Investment", as defined in section B.2.3 (v), provided that Shareholders will limit their investment in Germany to what is needed for working capital purposes. It is agreed between Actuate and Actuate B.V. that should the German investment exceed U.S $1.500.000, Actuate in no event shall be required to pay more than U.S $1.500.000 under this section B.2.3(vi).

     B.2.3 (vii). in the event that the Shareholders' Notice of their decision to sell all the shares of ACTUATE B.V. is given because of the acquisition of ACTUATE by, or its merger with, a publicly quoted company, pursuant to sections B.2.1 and B.2.2, between 1 October 1999 and 16 October 1999, an amount equal to 2/3 (two thirds) of the "German Investment", as defined in section B.2.3 (v), provided that Shareholders will limit their investment in Germany to what is needed for working capital purposes. It is agreed between Actuate and Actuate B.V. that should the German investment exceed U.S $ 1.500.000, Actuate in no event shall be required to pay . more than U.S $1.000.000 under this section B.2.3(vii).

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date written above.

SCHRODER VENTURES FRENCH                           MICHAEL BERMAN
ENTERPRISE FUND LP1

By: /s/ Schroder Ventures Managers Inc             /s/ J.M. Berman
    ----------------------------------             -----------------------

SCHRODER VENTURES FRENCH                           PIERRE BRAUDE
ENTERPRISE FUND UKLP

By: /s/ Schroder Ventures Holdings Limited         /s/ Pierre Braude
    -------------------------------------          -----------------------

SUK VFIV NOMINEES LTD                              PATRICK CHANCERELLE

By:[SIGNATURE ILLEGIBLE]                           /s/ Patrick Chancerelle
    -------------------                            -----------------------

ACTUATE HOLDING B.V.                               GILLES VLIEGEN

By: /s/ J.M. Berman                                /s/ Giles Vliegen
    -------------------                            -----------------------

ACTUATE SOFTWARE CORPORATION

By: /s/ Nico Nierenberg
    ------------------------
    Nico Nierenberg, CEO

                                BASIC AGREEMENT
                                ---------------

THIS AGREEMENT is entered into as of March 28, 1996 between:

  - ACTUATE SOFTWARE CORPORATION, a corporation existing under the laws of the State of California, having its principal office at 999 Baker Way, Suite 330, San Mateo, California 94404, U.S.A. ("ACTUATE");

                                      AND

  - TELEPHUS VASTGOED B.V., a Dutch Besloten Vennootschap, existing under the laws of the Netherlands, having its principal office at De Boelelaan 7, 1083 HJ Amsterdam, the Netherlands (the "B.V.").

  WHEREAS, the B.V. intends to form operating companies in France and England (collectively, the "Operating Companies") for the purpose of producing, marketing, selling and supporting ACTUATE software products; and

  WHEREAS, ACTUATE agrees to grant to each Operating Company a license to produce, commercialize, sell and support ACTUATE products;

  NOW, THEREFORE, the parties hereto agree as follows:

1.   THE FRENCH OPERATING COMPANY
     ----------------------------

     A. The B.V. shall cause to be formed and managed a French societe anonyme (a limited liability company) called Actuate France (the "Company"), all of whose shares shall be held by the B.V., except as otherwise required by French law and except for a maximum of up to 10% of the shares which may be reserved for the local manager of the Company: The purpose of the Company shall be the production, marketing, sales and support of the ACTUATE software products (the "Products") in France, Belgium and the French-speaking part of Switzerland (collectively, the ,Territory"). The Company shall handle only ACTUATE products except as otherwise authorized by ACTUATE in writing, or as otherwise provided herein.

     B. The B.V. shall provide access to up to U.S. $ 700,000 of funding to the extent required by the Company. The B.V. may provide additional funding at its discretion.

2.   FORMATION OF OTHER EUROPEAN OPERATING COMPANIES
     -----------------------------------------------

     A. ACTUATE grants to the B.V. an exclusive option, which shall be valid for a period of six months from the date hereof, to form an Operating Company in the U.K. to produce, market, sell and support the Products in the U.K.

     B. In the case of formation of any Operating Company pursuant to the terms of Section 2.a., all of the terms and conditions of this Agreement shall apply to each such Operating Company, mutatis mutandis.

3.   LICENSE AGREEMENT AND ROYALTY PAYMENTS
     --------------------------------------

     A. Within 60 days of the signature hereof, ACTUATE and the Company shall enter into a license agreement on terms and conditions to be mutually agreed (the "License Agreement"), pursuant to which ACTUATE shall grant to the Company an exclusive license to produce, market, sell and support the Products under the name and trademark "ACTUATE" in the Territory, except for existing distribution contracts of ACTUATE which permit sales of the Products in the Territory. A list of such existing ACTUATE contracts is included in Annex 1. After the date hereof, ACTUATE shall not authorize or license any other parties to make sales of the Products in the Territory, except for other Operating Companies owned by the B.V. and except for world-wide software licensing agreements with parties headquartered outside the Territory, which shall have been notified to the B.V. before their entry into effect. ACTUATE agrees not to open any local offices or to name distributors in the Territory nor to enter into any contracts or arrangements with general purpose distributors covering the Territory.

     B. The License Agreement shall contain provisions requiring the Company to have minimum staffing levels, with penalties for non-compliance. In addition ACTUATE shall have the right to terminate the License Agreement if the shares of the B.V. are sold, unless such sale is made pursuant to the terms of the Share Purchase Agreement between ACTUATE and the shareholders of the B.V.

     C. ACTUATE shall furnish to the Company the source code and supporting documents for each Product, in order to enable the Company to carry out its rights under the License Agreement, subject to suitable confidentiality restrictions.

     D. ACTUATE agrees to provide to the Company all materials, processes and supports, including but not limited to software, documentation, all Product updates and bug fixes, on the terms described in the License Agreement.

     E. The Company shall translate the Products, any subsequent releases and updates and any related documents into French and make other "localization" adaptations as may be necessary for the French-speaking market.

     F. The Company shall furnish ACTUATE within 15 days of the end of each calendar month, a report indicating for such month (the "Monthly Report"), the sales of the Products and the calculation of the amount of royalty due, and within 30 days of the end of each quarter, quarterly financial statements presented according to U.S. GAAP and ACTUATE revenue recognition policy.

     G. Within 90 days from the date of each Monthly Report, the Company shall pay ACTUATE a royalty equal to 50% (the "Royalty Rate") of its revenues accrued during such month from sales of the Products and associated update portion of maintenance revenues, exclusive of VAT and other taxes, transport, and packaging and net of refunds.

     H. All royalties shall be paid in U.S. dollars, at the exchange rate between the French franc and U.S. dollar quoted in the Wall Street Journal in
                                                       -------------------
Paris for the last business day of the month for which such royalty is due. The Company shall be responsible for the payment of any withholding taxes imposed on the royalties under applicable law, and the amount of such withholding tax shall be deducted from the amount of the royalty payable to ACTUATE.

     I. Any royalty amounts which are not paid by the Company within such 90-day period shall be subject to finance charges at a rate (to the extent permitted by law) of 20% per annum.


4.   MUTUAL INFORMATION; OPERATIONAL PLAN; BOARD OBSERVERS
     -----------------------------------------------------

     A. Within 30 days of the end of each calendar quarter, ACTUATE and the Company shall each provide the other with copies of (i) their income statement,
(ii) their balance sheet, and (iii) their cash flow statement for such quarter.

     B. During the last quarter of each year, ACTUATE and the Company shall meet to discuss an operational plan for the Company, which will include revenue and cost projections on a quarterly basis.

     C. ACTUATE and the Company shall each have the right to name an observer who may attend, but not vote at, meetings of the board of directors of the other. Adequate notice of board meetings shall be provided to such observer.

     D. ACTUATE shall notify the B.V. of any change in its shareholders, which occurs prior to the initial public offering of the shares of ACTUATE, or its acquisition by, or merger with, a publicly held company.


5.   THE MANAGERS OF THE COMPANY
     ---------------------------

     ACTUATE shall have a veto right over the hiring of the manager of the Company.


6.   SERVICES TO THE COMPANY
     -----------------------

     As further detailed in the License Agreement, ACTUATE shall furnish to the Company the following services free of charge and shall treat the employees of the Company on the same terms as its own employees with respect to (i) training for the Company's employees; and (ii) marketing support. Unless otherwise agreed, each party shall pay its own travel and lodging costs.

7.   TERM
     ----

     A. This Agreement shall continue in full force and effect until December 31, 2002, unless automatically terminated upon the occurrence of any of the following events: (i) ACTUATE has purchased all of the shares of the B.V., or
(ii) ACTUATE or the B.V. files, or has filed against it, any bankruptcy, reorganization or other similar proceedings.

     B. Unless such procedure would violate the provisions of applicable law, the B.V., if it desires to dissolve any of the Operating Companies, shall first notify its intention to ACTUATE, which may within five days of the receipt of such notice, notify the B.V. of its decision to purchase all of the shares of such Operating Company for $1.00, payment to be made within ten days thereafter. Failing such notice from ACTUATE or payment of such purchase price within the specified periods, then the B.V. shall be entitled to dissolve such Operating Company as it chooses.


8.   CONFIDENTIALITY
     ---------------

     Except as otherwise required by applicable law, each party shall keep strictly confidential all documents, data and information obtained during the term of this Agreement.


9.   ENTIRE AGREEMENT; MODIFICATIONS
     -------------------------------

     A. This Agreement constitutes the entire agreement of the parties and supersedes and annuls all prior agreements or understandings with respect to the subject matter hereof, whether written or oral, including but not limited to drafts of the letter of intent. However, the parties acknowledge that ACTUATE and the Company are currently negotiating the License Agreement, which, when signed, shall supersede the provisions of this Agreement related thereto.

     B. No part of this Agreement may be modified, amended or waived except in writing signed by all parties.

10.  SEVERABILITY
     ------------

     If any provision of this Agreement proves to be invalid or otherwise unenforceable, the remainder of this Agreement shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

11.  ASSIGNMENT
     ----------

     Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, without the written consent of the other party.


12.  NOTICES
     -------

     Any notice or other communication hereunder shall be deemed given when sent by registered mail, return receipt requested, by courier or by telefax to the other party as the address indicated above or as otherwise notified.


13.  GOVERNING LAW
     -------------

     This Agreement shall be governed by, construed and enforced in accordance with the laws of the Netherlands, and the Amsterdam district courts shall have exclusive jurisdiction over any disputes arising in connection with this Agreement.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date written above.



ACTUATE SOFTWARE                                    TELEPHUS VASTGOED B.V.
CORPORATION


By: /s/ Nico Nierenberg                             By: [SIGNATURE ILLEGIBLE]
   -------------------------------                     -------------------------
   Nico Nierenberg, CEO

                                LIST OF ANNEXES
                                ---------------


ANNEX 1 List of existing ACTUATE contracts for sales of the Products in the Territory

                                AMENDMENT NO. 1
                                ---------------
                                      TO
                                      --
                                BASIC AGREEMENT
                                ---------------

THIS AMENDMENT to the Basic Agreement is entered into as of 25 September 1997 among the following parties:

  ACTUATE HOLDING B.V., a Dutch Besloten Vennootschap, having: its principal office De Boelelaan 7, 1983 HJ Amsterdam, The Netherlands ("ACTUATE B.V."),

  AND

  ACTUATE SOFTWARE CORPORATION, a California corporation, having its principal office at 999 Baker Way, Suite 330, San Mateo, California 94404 ("ACTUATE").

  Actuate B.V. and Actuate are collectively referred to as the "PARTIES".

WHEREAS, the Parties entered into the Basic Agreement as of March 28, 1996 (the "AGREEMENT"), concerning the establishment of French and English operating companies by Actuate B.V. for the purpose of commercialising Actuate Software products (the "PRODUCTS").

WHEREAS, the Parties desire that Actuate B.V. form a new operating company in Germany, and also desire to make other modifications to the Agreement.

NOW, THEREFORE, the Parties agrees as follows:

1. GERMAN OPERATING COMPANY
   ------------------------

The Parties agree that Actuate B.V. shall form an operating company in Germany ("GERMAN OPERATING COMPANY"), to produce, market, sell and support the Products in Germany and Austria. The German Operating Company shall be subject to all of the terms and conditions of the Agreement, mutatis mudandi.


IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date written above.


ACTUATE HOLDING B.V.                          ACTUATE SOFTWARE CORPORATION


By: /s/ Peter Baines                          By: /s/ Nico Nierenberg
   -------------------------                     -----------------------------
   Peter Baines                                   Nico Nierenberg, CEO